            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 23, 2010 with respect to the financial statements of RiverSource Life Insurance Company included in the Registration Statement (Form S-1, No. 333-149953) for the registration of the RiverSource(R) RAVA 5 Advantage(SM) Variable Annuity/RiverSource(R) RAVA 5 Select(SM) Variable Annuity/RiverSource(R) RAVA 5 Access(SM) Variable Annuity offered by RiverSource Life Insurance Company.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 9, 2010